                                 Exhibit 10.24

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions marked by [**] have been separately filed with the Commission.


                          TRANSPONDER LEASE AGREEMENT
                          ---------------------------

     THIS AGREEMENT, made and entered into this  27th  day of April, 1995, by
                                                ------
and between Microspace Communications Corporation, a North Carolina corporation ("Microspace") and Muzak Limited Partnership, a limited partnership with principal offices in Seattle, Washington ("Customer").

                                  WITNESSETH:

     WHEREAS, Microspace has leased Ku-band transponder capacity from GTE Spacenet Satellite Services Corporation ("GTE"); and

     WHEREAS, Customer desires to use part of the transponder capacity leased by Microspace for the purpose of SCPC transmission; and

     WHEREAS, Microspace desires to provide such Service to Customer pursuant to the terms and conditions hereof:

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein made, the Parties, intending to be legally bound, hereby mutually agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings:

     1.01  "Agreement" means this Agreement.

     1.02 "GSTAR IV" means the domestic communications satellite designed to operate in the Ku-band, positioned at the 105 degrees W.L. orbital position.

     1.03 "Microspace's Transponder" means that portion of a transponder or transponders on GSTAR IV leased from GTE by Microspace.

     1.04 "Parties" means the signatories to this Agreement and a "Party" means one of such signatories.

     1.05  "Transponder" or "Transponders" means Microspace's Transponder.

     1.06 "Transponder Failure" means with respect to Microspace's Transponder, any of the events as described in Paragraph 5.02.

     1.07 "Transponder Performance Specifications" means those specifications for the design and performance of the GSTAR IV Transponders contained in Exhibit A.

     1.08 "Spare Components" means certain redundant transponder equipment units which are designed as substitutes for equipment component units, the failure of which could cause a transponder to fail to meet the Transponder Performance Specifications.

     1.09 "Service" means the Transponder Capacity leased by Customer from Microspace.

                                  ARTICLE II

                                    SERVICE
                                    -------

     2.01 Beginning March 1, 1994, Customer shall take full-time Service from Microspace as specified in Exhibit B, "Technical Specifications", "Individual Subcarrier Specifications". During the term of this Agreement, Microspace shall provide transponder capacity to Customer, subject and according to the terms hereof, on a full-time (24 hours a day, 7 days a week) basis.

     2.02  Orbital Location.  Customer's Transponder Capacity shall be provided
           ----------------
on GTE's GSTAR IV satellite from the 105 degrees W. L. orbital location, except as provided in Paragraph 12.02 below.

     2.03  Uplink Facilities.  Microspace shall provide transmitting equipment
           -----------------
and related facilities (hereinafter "Uplink Facilities") sufficient to transmit Customer's Signals from the ground to Microspace's Transponder subject to the following conditions:

           (a) The Uplink Facilities shall be located in or near Raleigh, North Carolina;

           (b) Microspace will provide, operate and maintain transmitting equipment which will be capable of sending Customer's Signal to Microspace's Transponder if Customer's Signal is configured so that it is technically compatible with the transmitting equipment provided by Microspace;

           (c) Microspace will operate the Uplink Facilities in a reasonable manner consistent with the type of equipment located thereon. Unless Microspace commits an intentional breach, it will not be liable for consequential damages for breach of this provision. As used herein, "consequential damages" includes revenues lost to Customer as a result of the inability of Customer to transmit Customer's Signal but does not mean the costs incurred by Customer in replacing damaged property or in securing replacement facilities or replacement transponder capacity;

          (d) Customer will adhere to all reasonable rules and regulations established by Microspace for the Uplink Facilities, including, but not limited to, access by third persons;

          (e) The Uplink Facilities provided by Microspace shall include facilities to allow for the downlink of Customer's Signal from other satellites, including those operating in C-band, for re-transmission to Microspace's Transponder;

          (f) Microspace will provide Customer space within a building at the Uplink Facilities sufficient to accommodate standard Wegener or equivalent modulation equipment required for transmission of Customer's channels as defined in the Exhibits of this Agreement. Customer will pay no rent for said space. Additional rack space will be leased to Customer, if requested, at rates to be agreed upon, subject to space available:

               (i) All taxes or assessments which are incurred as the result of the installation and operation of Customer's equipment will be paid by Customer in a timely manner;

              (ii) Microspace will provide electric power and temporary emergency backup electrical power for the operation of Customer's equipment without charge. Microspace will use all reasonable efforts to maintain a suitable environment within the building to support the operation of standard electrical devices typically installed in Uplink Facilities;

             (iii) Microspace will not be responsible for damage to or destruction of Customer's equipment located at the Uplink Facilities unless the damage or destruction is caused by Microspace's gross negligence or willful misconduct.

                                  ARTICLE III

                                     TERM
                                     ----

     3.01 Customer shall begin taking Service as provided herein for a term commencing March 1, 1994 and continuing until the "Expiration Date," meaning the earliest to occur of:

               (a)  February 28, 1999; or

               (b) The termination or cancellation of this Agreement as provided in Article X of this Agreement.

                                  ARTICLE IV
                                  ----------

                         SERVICE PERFORMANCE; CREDITS
                         ----------------------------

     4.01 Microspace will provide Service on the Serving Transponder that meets the Minimum Performance Standards set forth in Exhibit(s) A and B as measured on equipment meeting all technical requirements of the FCC or other government agency for satellite earth stations. For any period during which a Serving Transponder fails to meet the Minimum Performance Standards set forth in Exhibit(s) B and during which time Customer ceases to use the Service on that Transponder (such period is a "Service Interruption"), Microspace will give Customer a credit allowance as described below. Failure of a Serving Transponder to meet the Minimum Performance Standards does not constitute a Service Interruption when due to any of the following causes:

           (a) The failure or non-performance of any Customer-provided earth stations, facilities or equipment;

           (b) The fault, negligent act, or failure to act of Customer, its employees, or agents;

           (c) Sun outages, rain fade, or externally caused interference, other than interference caused by GTE, or by its other customers, in their use of GTE Satellite facilities;

           (d) Suspensions or terminations of Service made in accordance with this Agreement.

     4.02 The duration of a Service Interruption is measured from the earlier of the time that Microspace is Notified by Customer of a suspected Service Interruption or Microspace otherwise becomes aware of a Service Interruption, until the time the affected Serving Transponder again meets the Minimum Performance Standards, or until the Service is otherwise restored on a Transponder Meeting Minimum Performance Standards. Customer shall give Microspace notice of any Service Interruption as is reasonably possible, along with all relevant facts of which Customer is aware concerning such Interruption. Any such notice may be given to Microspace verbally pursuant to Paragraph 16.08, "Notices".

     4.03 Microspace will give Customer a credit allowance for every minute of Service Interruption in excess of a cumulative total of five (5) minutes of Service Interruption in any calendar month. Any credit allowance granted under this Agreement will be determined by Microspace as follows:

                          CREDIT ALLOWANCE = T x (M/Q)

     Where - "T" is the number of minutes for which credits are to be calculated pursuant to this Agreement; and

     "M" is the Service Charge applicable to the affected Service as provided in Exhibit(s) B; and

     "Q" is the number of minutes in a month. For the purpose of this Agreement, Q = 43,200.

     Credits will be provided within ninety (90) days of the event giving rise to the right to such credit. If, after the expiration of this Agreement, Customer has not utilized credits granted pursuant to this Section, and subject to payment of all sums due Microspace under this Agreement and all other agreements between Customer and Microspace, Microspace will refund to Customer the balance of such credits.

     4.04  Microspace will grant Customer a credit in accordance with Paragraph
4.03 above for the period of time when Customer's use of the

Serving Transponder is interrupted due to Service Testing or Emergency Testing as described in Paragraph 5.03.

                                   ARTICLE V

                          SERVICE OUTAGE AND FAILURE
                          --------------------------

     5.01 A "Service Outage" shall be deemed to have occurred if (i) one or more Service Interruptions of one (1) minute or more in duration occur on the affected Serving Transponder during any consecutive seven hundred twenty (720) hour period, and (ii) the aggregate of all such Service Interruptions on the affected Serving Transponder during such period exceeds one hundred twenty (120) minutes.

     5.02 Except as provided in Paragraph 5.03 below, a Serving Transponder shall be deemed to have failed (a "Service Failure") if:

           (a) GTE fails to restore the affected Serving Transponder to meet the Minimum Performance Standards within 24 hours of the occurrence of a Service Outage; or

           (b) GTE determines that the affected Serving Transponder cannot be restored to meet the Minimum Performance Standards within 24 hours of the occurrence of a Service Outage; or

           (c) the affected Serving Transponder is restored to meet the Minimum Performance Standards within 24 hours of the occurrence of a Service Outage and during the 720 hour period following any such restoration, the affected Serving Transponder again experiences a Service Outage.

     5.03  The following shall not constitute a Service Failure:

           (a) Service Testing. Service Testing may be performed only after a minimum of 24 hours prior notice to Customer and after reasonable efforts to coordinate such testing with Customer to minimize disruption of its use of the Service. Such testing shall be limited to circumstances in which testing is necessary to maintain or initiate new service on the Serving Satellite, to properly coordinate with other satellite users or operators, or to otherwise prudently manage the Satellite while minimizing Service Testing to the greatest extent possible.

           (b) Emergency Testing. Emergency Testing may be performed only for the purpose of restoring, or determining the cause of, a failure of a component or subsystem on the Serving Satellite, or in response to an order of a court or the FCC, or to determine the cause or source of interference.

           (c) A Service Interruption that would otherwise qualify as a Service Failure but for the fact that such Service Interruption resulted from a Force Majeure as defined in Article VII.

           (d) A Control Outage as defined in Article VI.

                                  ARTICLE VI

                                CONTROL OUTAGE
                                --------------

     6.01 If a Service Interruption occurs due to loss of control of the Serving Satellite and the Service is not restored within a period of less than one hundred twenty (120) hours from the start of such Service Interruption, a "Control Outage" shall be deemed to have occurred, and this Agreement may be terminated in accordance with Article X, "Termination and Suspension". During the period of such Service Interruption that Service is not available and until any Control Outage is deemed to have occurred, Microspace's obligation to provide Service and Customer's obligation to pay for Service not yet provided on the affected Serving Transponder(s) shall be suspended. Microspace will provide to Customer a credit allowance in accordance with Paragraph 4.03 for any payments received by Microspace for Service that is not provided during such suspension.

                                  ARTICLE VII

                                 FORCE MAJEURE
                                 -------------

     7.01 Except as provided in Paragraph 7.02 below, Microspace shall not be liable for: (i) the unavailability of the Service; or (ii) Service Interruptions (other than for the granting of credits pursuant to Article IV, "Service Performance; Credits") resulting from causes beyond its commercially reasonable control, including, but not in any way limited to, the order of a court or other government agency, or by operation of any law or regulation. Each such event shall constitute a Force Majeure.

     7.02  In the event of:

           (a) The unavailability of the Service due to an event of Force Majeure; or

           (b) The failure of a Transponder to meet the Minimum Performance Standards that would otherwise qualify as a Service Failure but for the fact that such failure resulted from a Force Majeure.

          Microspace's obligation to provide Service and Customer's obligation to pay for Service not yet provided on the affected Serving Transponder will be suspended until (i) the Service is available or is restored; (ii) Microspace offers to provide Service on the same Serving Satellite on a

Transponder of the same Transponder Class meeting the Minimum Performance Standards ("Alternative Service"); or (iii) five (5) days have elapsed, whichever first occurs. If within such five (5) day period, the Service is available or the affected Serving Transponder is restored to meet the Minimum Performance Standards or Microspace offers Alternative Service, the Parties' obligations with respect to the affected Serving Transponder under this Agreement shall be reinstated for the remainder of the Term of this Agreement. If, within such five (5) day period, the Service is not available, the affected Serving Transponder is not restored to meet the Minimum Performance Standards, or Microspace does not offer Alternative Service, the affected Service may be terminated by either Party as provided in Article X, "Termination and Suspension". Microspace will provide to Customer a Credit allowance in accordance with Paragraph 4.03 for any payments received for Service by Microspace that is not provided during such suspension.

     7.03 For the purpose of this Article VII, an irreparable satellite component failure shall not be deemed a Force Majeure, regardless of the cause of such failure, if the failure is of a type and mode that would have been correctable through the use of the Spare Components on the Serving Satellite as such components existed at the time of launch of the Satellite.

                                 ARTICLE VIII

                              SERVICE PROTECTION
                              ------------------

     8.01 The Service Protection level provided by Microspace is a Protected Service.

           (a) "Protected Service" means service that entitles Customer to restoration (subject to payment of all sums due Microspace for Service rendered) of the affected service within 24 hours of the occurrence of a Service Failure through the use of the Serving Satellite's available Spare Components, unassigned Transponders, or Transponders used to provide Preemptible Service (but not those Transponders specifically reserved for restoration of service of a particular customer or customers) of the same Transponder Class as the Transponder on which the Service Failure has occurred for so long as there remain available Spare Components, unassigned Transponder, or Transponders used to provide Preemptible Service on the Serving Satellite. Protected Service will not be preempted except as provided in Paragraph
               12.03 below.

           (b) Restoration is provided to customers taking Protected Service (and those who have otherwise contracted for restoration of service) on the basis that the customer who first requires restoration shall be first restored utilizing the then-available complement of Spare Components, unassigned Transponders or Transponders used to provide Preemptible

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


               Service of the same Transponder Class as the Transponder on which the Service Failure has occurred. The number of available Spare Components, unassigned Transponder, and Transponders used to provide Preemptible Service may be insufficient to guarantee one-for-one restoration for each customer entitled to restoration and is subject to change as a result of Satellite equipment failure, or in the case of unassigned Transponders and Transponders used to provide Preemptible Service, prior assignment, reservation, or sale to another customer, making such Transponders unavailable to Customer for restoration. The decision to the particular means of restoration shall be exclusively GTE'S, and both Microspace and Customer must comply with their decision. Any customer taking Protected Service or that has otherwise contracted for restoration may be determined by GTE, in GTE's sole discretion, to require restoration within the meaning of this Article VIII and in accordance with Article V, "Service Outage and Failure"


                                 ARTICLE IX

                              CHARGES AND PAYMENT
                              -------------------

     9.01 Customer shall pay to Microspace monthly, in advance, the sum of [**].

          If the term should not commence on the first day of a month or end on the last day of a month, the monthly charge for the fractional part of the month shall be calculated at a daily rate of one-thirtieth of the monthly charge specified in the above paragraph.

          All payments shall be made to Microspace at its address as designated in Paragraph 16.08 and shall be deemed to be made upon receipt thereof by Microspace. Microspace shall assess a late payment charge of one and one-half percent (1.5%) compounded monthly on payments received after the due date.

     9.02  Deposit.  No deposit is required.
           -------

     9.03  [**].

                                   ARTICLE X

                          TERMINATION AND SUSPENSION
                          --------------------------

     10.01 Termination by Customer. Anything set forth herein to the contrary notwithstanding, upon the occurrence of any of the following events Customer may terminate this Agreement within ninety (90) days of actual knowledge of the events giving rise to the right to termination:

           (a) Breach or Default. If Microspace commits a material breach or default of any of the provisions of this Agreement and such breach or default has not been cured within thirty (30) days after receipt by Microspace of Customer's notice of such breach or default; provided, however, that Customer may terminate this Agreement immediately in the event that a Transponder Failure is not corrected within one hundred twenty (120) hours as provided in Paragraph 7.02 above.

           (b) Government Restrictions. If the performance of this Agreement pursuant to the terms hereof has been prohibited by any federal, state or local court, governmental or regulatory body, and Service has been interrupted for a period of one hundred twenty
               (120) hours or more as a result.

     10.02 Termination by Microspace with Notice. Anything set forth herein to the contrary notwithstanding, upon the occurrence of any of the following events Microspace may terminate this Agreement upon ten (10) days prior notice of intent to terminate to Customer:

           (a) Breach or Default. If Customer commits a material breach or default of any of the provisions of this Agreement, including, but not limited to a failure to pay timely the monthly charge due under Article IX, and such breach or default has not been cured within thirty (30) days after receipt by Customer of Microspace's notice of such breach or default;

           (b) Governmental Restriction. If performance of this Agreement pursuant to the terms hereof has been prohibited by an federal, state or local court, governmental or regulatory body, and performance by Customer has been interrupted for a period of one hundred twenty (120) hours or more as a result.

     10.03 Termination by Microspace without Notice. Microspace can terminate this Agreement immediately if the underlying transponder lease between Microspace and GTE terminates for reasons beyond the control of Microspace. Termination of the GTE lease shall not be deemed to be beyond the control of Microspace if it results from a default of said lease by Microspace and said default has been acknowledged as such in writing by Microspace or judicially determined to be such.

     10.04 Either Party may terminate this Agreement:

           (a) on written notice to the other Party with respect to Service on an affected Transponder in the event of: (a) a Service Failure on a Transponder providing Protected Service which cannot be restored by GTE in accordance with Article VIII; or (b) a Service Interruption that would otherwise qualify as a Service Failure but for the fact that such Service Interruption resulted from a Force Majeure for which Alternative Service is not offered by Microspace within the five-day period specified in Paragraph 7.02; or

           (b) on written notice to the other Party with respect to a Serving Satellite in the event of (a) a Control Outage as defined in
               Article VI; or (b) retirement of the Serving Satellite in accordance with the following:

               (i) Fifty percent (50%) or more of the Transponders on the Satellite have failed or are unusable for any reason; or

              (ii) In the event that the Satellite's station-keeping fuel becomes depleted to a level sufficient only to ensure removal of the Satellite from its assigned orbital position; or

             (iii)   If required to do so by any governmental authority; or

              (iv) If special circumstances require retirement, and such FCC authority as is required for retirement is obtained. Microspace will use its best efforts to provide Customer written notice of any final decision to retire the Serving Satellite effective prior to the expiration of this Agreement as far in advance of the date of retirement as the circumstances allow. Upon retirement of the Serving Satellite, all future performance obligations under this Agreement hereunder shall terminate.

           (c) in the event of a material breach by the other Party for which no cure period is specified herein if such breach continues for a period of thirty (30) days after notice of intention to terminate is given by the non-breaching Party.

     10.05 In addition to its rights under Paragraph 10.02 above, Microspace may terminate this Agreement on written notice of:

           (a) Customer's non-payment of sums due Microspace; or

           (b) use of the Service in a manner which violates any applicable law, rule, or regulation; or

           (c) if the event giving rise to the notice of termination is not cured within five (5) days following the date of such notice.

     10.06 In addition to its rights under Paragraph 10.01 above, Customer may on written notice to Microspace terminate this Agreement within fifteen (15) days of the date of receipt of notice from Microspace that the Serving Satellite is to be relocated as provided in Paragraph 12.02 below if, as a result of such relocation, the Serving Transponder will not meet the Minimum Performance Standards.

     10.07 In the event this Agreement is terminated by either Party, Customer shall cease using the Service provided pursuant to this Agreement and shall pay
(i) all charges and/or fees due Microspace (including late payment charges) up to the date of termination; plus (ii) any sums due Microspace pursuant to
Article IX and Article XI; less (iii) any payments made to Microspace by Customer for Service not yet provided, including any remaining Security Deposit or Advance Payment which has not otherwise been applied by Microspace to payment of sums due Microspace, or any unused credit allowances due Customer, whereupon all future performance obligations under this Agreement of the Parties hereunder shall terminate.

     10.08 Damages.  A termination of this Agreement under Sections 10.01(a) and
           -------
10.02(a) shall not limit a Party's right or ability to recover damages occasioned to such Party as a result of the other Party's breach of this Agreement.

                                   ARTICLE XI

                  INDEMNIFICATION AND LIMITATION OF LIABILITY
                  -------------------------------------------

     11.01 Limitation of Liability.
           -----------------------

           (a) Neither Party shall be liable for any failure of performance hereunder due to causes beyond its control, including but not limited to acts of God; fire, flood or other catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over such Party, or of any department, agency, commission, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, national emergencies, insurrections; riots, wars, or strikes, lockouts, work stoppages or other labor difficulties;

           (b) Except with respect to an intentional breach by Microspace of
  Section 2.02, the liability of Microspace for damages or losses of any kind arising out of its furnishing Service to the Customer hereunder shall not include consequential damages, as defined in Section 2.02 above;

           (c) Microspace shall not be liable for any act or omission of any other entity furnishing to the Customer facilities or equipment used with the Service nor shall Microspace be liable for any damages or losses due to the fault or negligence of the Customer or to the failure of Customer-provided equipment or facilities.

     11.02 Indemnification by Customer.  Customer shall indemnify and hold
           ---------------------------
  Microspace and its affiliates, its and their officers, employees or agents, or any of them, whether acting through Microspace or otherwise, harmless from and against:

           (a) Use by Customer.  All loss, liability, damage and expense,
               ---------------
  including reasonable counsel fees due to claims for libel, slander, infringement of copyright arising from the material transmitted by Customer over Microspace's facilities; and any other claim resulting from any negligent or wrongful act or omission of Customer or patrons of Customer and relating to the Service furnished by Microspace;

           (b) Misrepresentation, Breach, etc.  Any and all damages occasioned
               -------------------------------
  by, arising out of or resulting from any material misrepresentation, intentional breach of warranty or covenant, or intentional default or intentional nonfulfillment of any agreement on the part of Customer under this Agreement or under any certificate, agreement, exhibit, schedule or other instrument furnished to Microspace pursuant to this Agreement or in connection with any of the transactions contemplated hereby;

           (c) Defense of Third Party Claims.  Microspace shall notify Customer
               -----------------------------
  within ten (10) days of its being served with a lawsuit, and otherwise within thirty (30) days of its actual knowledge of the occurrence of any event, or of its discovery of any facts, which in its opinion entitle or may entitle it to indemnification from a third party claim under this Article. Microspace's failure to do so shall preclude it from seeking indemnification hereunder unless such failure has not prejudiced the Customer's ability to defend such claim. Customer shall promptly defend such claim by counsel of its own choosing at its own cost and expense and Microspace shall cooperate with Customer in the defense of such claim including the settlement of the matter on the basis stipulated by Customer (with Customer being responsible for all costs and expenses of such settlement). If Customer within reasonable time after notice of a claim fails to defend Microspace, Microspace shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of Customer;

           (d) Right to Defend.  If there is a reasonable probability that
               ---------------
  resolution of a claim in the manner provided in paragraph (c) above will materially and adversely affect Microspace, Microspace shall have the right, at its own cost and expense, to defend, compromise or settle such claim against it;

          (e)  Claim Against Third Party.  If the facts giving rise to
               -------------------------
  indemnification hereunder shall involve a possible claim by Microspace against a third party, Microspace shall have the right, at its own costs and expense, to undertake the prosecution, compromise and settlement of such claim;

          (f)  Release.  Customer shall not, without Microspace's consent,
               -------
  settle or compromise any claim or consent to any entry of judgment which does not include as a term thereof an unconditional release by the claimant or plaintiff of Microspace from all liability with respect to such claim.

                                  ARTICLE XII
                                  -----------

                             SATELLITE OPERATIONS
                             --------------------

     12.01 Nothing in this Agreement shall be construed to prevent GTE from taking any action necessary to protect its Satellite(s) or to implement its obligations under Article VIII hereof on a non-discriminatory basis to all Protected Service customers or those customers otherwise contracting for restoration, or to act in accordance with the Operations Procedures.

     12.02 GTE reserves the right to relocate the Serving Satellite in accordance with applicable regulations of the FCC or other governmental agencies having jurisdiction. Prior to any such relocation of the Serving Satellite, GTE will give Microspace, and Microspace will give Customer, notice of the Satellite's new location, a schedule for such relocation, and whether the Serving Transponder(s) will continue to meet the Minimum Performance Standards. Thereafter, unless this Agreement is Terminated in accordance with Article X, the rights and obligations of the Parties under this Agreement shall continue. During the period that Service is not available and until any relocation is completed, GTE's obligation to provide Service shall be suspended, and Microspace will provide to Customer a credit allowance in accordance with Paragraph 4.03 for any payments received by Microspace for the Service that was unavailable due to the relocation; provided, however, that if Alternative Service is offered by Microspace and accepted by Customer for this period, a credit allowance will not apply.

     12.03 Customer acknowledges and agrees that it may be necessary in unusual or abnormal situations or conditions for Microspace to deliberately interrupt Customer's use of the Serving Transponder in order to protect the overall performance of the Serving Satellite, which situations may include, without limitation, telemetry indications of spacecraft system malfunctions during or near periods of eclipse, indications of attitude control or maneuver malfunctions, or power subsystem anomalies. Such decision shall be made by Microspace in its sole discretion. To the extent technically feasible, Microspace shall give Customer as much prior notice of such interruption as is practicable and Microspace will use its best efforts to consult with Customer and to schedule and conduct its activities during periods of such interruption so as to minimize the disruption of Customer's use of the Serving Transponder. Customer agrees that the interruption, for reasons stated in this paragraph, of Customer's use of the Transponder on which Service is being provided shall not be deemed a Service Failure, and Microspace's sole liability for any such interruption shall be the issuance of credits as described in Article IV.

                                 ARTICLE XIII
                                 ------------

                                 SEVERABILITY
                                 ------------

     13.01 In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid or unenforceable provision shall be replaced by a provision which, being valid and enforceable, accurately reflects the intention of the Parties underlying the invalid or unenforceable provisions.

                                  ARTICLE XIV
                                  -----------

                                    CLAIMS
                                    ------

     14.01 The failure of either Party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver of any right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any and all claims arising under this Agreement, except claims for non-payment of sums due, shall be brought within one (1) year of the date that the circumstances giving rise to such claim first occurred.

                                  ARTICLE XV
                                  ----------

                                   SURVIVAL
                                   --------

     15.01 Termination of this Agreement by either Party for whatever cause shall not affect any provision of this Agreement which, by its nature, is intended to survive or operate in the event of termination and shall not prejudice or affect the rights of either Party against the other with respect to any breach of this Agreement which may have been committed prior to the date of any such termination. Subject only to the foregoing sentence, both Parties shall in the event of any such termination be discharged from all of their respective obligations under this Agreement which were due to have been performed after the date of any such termination.

                                  ARTICLE XVI

                                 MISCELLANEOUS
                                 -------------

     16.01 Public Notice, Confidentiality and Proprietary Information.
           ----------------------------------------------------------
Notwithstanding any termination of this Agreement, Microspace and Customer shall hold in confidence the information contained in this Agreement, and Microspace and Customer hereby acknowledge that all information related to this Agreement is confidential and proprietary and is not to be disclosed to third persons, without the prior consent of both Microspace and Customer. Neither Microspace nor Customer shall disclose to any third party (other than GTE) the existence of, or any of the terms and provisions of, this Agreement except as provided in this Section 16.01. Neither Party shall issue a public notice or a news release concerning this Agreement and the transactions contemplated hereby without the prior approval of the other Party, which approval shall include the right to approve the form, content and timing of any such release. To the extent that either Party discloses additional information which it considers proprietary, it shall identify such information as proprietary when disclosing it to the other Party by marking it clearly and conspicuously as proprietary information; provided, however, that Microspace understands and agrees that the names and locations of Customer's patrons and affiliates are confidential and proprietary and need not be identified as such at the time of disclosure to Microspace. Any proprietary disclosure to either Party, if made orally, shall be promptly confirmed in writing and identified as proprietary information, if the disclosing Party wishes to keep such information proprietary under this Agreement. Any such information disclosed under this Agreement shall be used by the recipient thereof only in its performance under this Agreement. Notwithstanding the foregoing, neither Party shall be liable for disclosure or use of such proprietary information (but shall notify the other Party prior to such disclosure or use) which is:

          (a) Applicable Law.  Required to be disclosed to the extent necessary
              --------------
to comply with law or the valid order of a governmental agency or court of competent jurisdiction;

          (b) Internal Business Matter.  Disclosed as part of its normal
              ------------------------
procedures to its officers, directors, parent company, auditors and attorneys, each of whom shall agree to be bound by the provisions and spirit of this Section;

          (c) Enforcement of Rights.  Disclosed in order to enforce its rights
              ---------------------
and perform its obligations pursuant to this Agreement;

          (d) Financing and Disposition.  Disclosed to the extent necessary as
              -------------------------
part of a sale, lease or financing arrangement, to its purchasers, lessees, investment bankers, independent auditors or legal counsel and their agents, representatives or independent contractors or any financial institution; provided, however, that such parties shall agree in writing to be bound by the provisions and spirit of this Section;

          (e) Public Information.  Available or becomes available to the public
              ------------------
from a source other than the receiving Party before or during the period of this Agreement, is lawfully obtained by the receiving Party from a third party or parties, or is known by the receiving Party prior to such disclosure;

           (f) Release.  Released without restrictions in writing by the
               -------
disclosing Party; or

          (g) Independent Development.  At any time developed by the receiving
              -----------------------
Party completely independently of and prior to any such disclosure or disclosures from the disclosing Party when such development can be documented to have occurred prior to a disclosure. No license to the other Party, under any patents, is granted or implied by conveying proprietary information or other information to that Party.

          Notwithstanding the foregoing, the existence (but not the material terms) of this Agreement may be disclosed to the patrons and affiliates of Customer to the extent necessary to establish proper transmission of music and other communications services to such individuals and entities through the leased transponder channels.

     16.02 Not Fiduciaries.  Nothing contained in this Agreement shall be deemed
           ---------------
or construed by the Parties hereto or by any third party to create any rights, obligations or interests in third parties; to create the relationship of principal and agent, partnership or joint venture or of any other fiduciary relationship or association between the Parties.

     16.03 Waiver.  No failure on the part of either Party to notify the other
           ------
Party of any noncompliance hereunder, and no failure on the part of either Party to exercise its rights hereunder shall prejudice any remedy for any subsequent noncompliance, and any waiver by either Party of any breach or noncompliance with any term or condition of this Agreement shall be limited to the particular instance and shall not operate or be deemed to waive any future breaches or noncompliance with any term or condition. All remedies and rights hereunder and those available in law or in equity shall be cumulative and the exercise by a Party of any such right or remedy shall not preclude the exercise of any other right or remedy available under this Agreement in law or in equity.

     16.04 Assignment and Binding Effect.  This Agreement may be assigned by
           -----------------------------
either Party to a third party during the term of this Agreement without the written consent of the other Party.

     16.05 Taxes.  Customer shall not be responsible for any taxes and similar
           -----
liabilities, including sales, use, income and personal property taxes, which may be required under any federal, state or local laws with respect to the Transponders used by Customer hereunder.

     16.06 Expenses.  Except as otherwise provided herein, each Party hereto
           --------
shall bear its own expenses incurred in connection with the transactions pursuant to this Agreement.

     16.07 Construction.  This Agreement shall be construed and enforced in
           ------------
accordance with the internal substantive laws of the State of North Carolina except for conflicts of laws. The Parties hereby consent and submit to the jurisdiction of the federal and state courts located in the State of North Carolina, and any action or suit under this Agreement may be brought by the Parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of North Carolina. The Parties shall not raise in connection therewith, and hereby waive, any defenses based upon the venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of Service of process or the like in any such action or suit brought in the State of North Carolina. If any action or proceeding is brought for the enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in the action or proceeding, in addition to any other relief to which it or they may be entitled.

     16.08 Notices.  All necessary notices, demands, reports, orders and
           -------
requests required or permitted hereunder shall be deemed to be duly given only if and on the date sent by Federal Express, Express Mail, or other means of overnight courier services requiring a signature upon delivery, mailed by certified or registered United States mail, postage prepaid, return receipt requested, or delivered by hand and addressed as follows:

           (a) If to be given to Microspace:

               Mr. Keith N. Smith
               Microspace Communications Corporation
               3100 Highwoods Boulevard
               Raleigh, NC 27604

                         and

               Mr. James F. Goodmon
               Capitol Broadcasting Company
               711 Hillsborough Street
               Box 12800
               Raleigh, NC 27605

           (b) If to be given to Customer:

               Mr. Thomas J. Gentry
               Muzak DBS Division
               3100 Highwoods Boulevard
               Raleigh, NC 27604

                     and

               Mr. John R. Jester
               Muzak Limited Partnership
               400 North 34th Street, Suite 200
               Seattle, WA 98103

or to such other addresses as the Parties may specify in writing.

     16.09 Headings.  The headings of the Articles, Sections, Paragraphs and
           --------
Subparagraphs of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any provision hereof.

     16.10 Exhibits.  All Exhibits attached to this Agreement shall be deemed
           --------
part of this Agreement and incorporated herein as if fully set forth herein, and in the event of a variation or an inconsistency between this Agreement and the Exhibits attached hereto, the Agreement shall govern.

     16.11 Ambiguities.  This Agreement and the Exhibits hereto have been
           -----------
drafted jointly by the Parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of either Party.

     16.12 Entire Agreement.  This Agreement, including the "WHEREAS" clauses on
           ----------------
Page 1, and all Exhibits hereto, represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, supersede all prior negotiations between such Parties, and can be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by both Parties.

     16.13 Counterparts.  This Agreement may be signed in counterpart and in
           ------------
multiple copies, and each such copy having all signatures attached thereto shall constitute an original hereof.

     16.14 Technical Support.  During the term of this Agreement, Microspace
           -----------------
will provide technical and operational support to Customer with respect to transmission frequency planning and equipment modulation configuration, transmit channel additions, software interface requirements and headend equipment interface standards.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

MICROSPACE COMMUNICATIONS CORPORATION

By: /s/ Keith N. Smith
    ---------------------------------------
    Keith N. Smith
    Vice President and General Manager


Attest [SIGNATURE ILLEGIBLE]
       ------------------------------------



MUZAK LIMITED PARTNERSHIP

By: /s/Thomas J. Gentry
    ---------------------------------------
    Thomas J. Gentry
    Vice President and General Manager


Attest /s/ Susan A. Keith
       ------------------------------------